Exhibit 99

TIM HORTONS INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995 and Canadian Securities Laws

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those disclosed in the statement. Canadian securities laws have corresponding safe harbor provisions, subject to certain additional requirements including the requirement to state the assumptions used to make the forecasts set out in forward-looking statements. Tim Hortons Inc. (the “Company”) desires to take advantage of these “safe harbor” provisions.

A forward-looking statement is not a guarantee of the occurrence of future events or circumstances, and such future events or circumstances may not occur. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks,” “target,” “aspiration,” “outlook,” “forecast” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.” Examples of forward-looking statements that may be contained in our public disclosure from time-to-time include, but are not limited to, statements concerning management’s expectations relating to possible or assumed future results, our strategic goals, our aspirations, our strategic priorities, and the economic and business outlook for us, for each of our business segments, and for the economy generally. Many of the factors that could determine our future performance are beyond our ability to control or predict. The following factors, in addition to other factors set forth in our Form 10-K filed on February 25, 2014 (“Form 10-K”), as updated in the Quarterly Report on Form 10-Q filed on May 7, 2014, with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (“CSA”), and in other press releases, communications, or filings made with the SEC or the CSA, could cause our actual results to differ materially from the expectation(s) included in forward-looking statements and, if significant, could materially affect the Company’s business, revenue, share price, financial condition, and/or future results, including, but not limited to, causing the Company to: (i) close restaurants, (ii) fail to realize our same-store sales growth targets, which are critical to achieving our financial targets, (iii) fail to meet the expectations of our securities analysts or investors, or otherwise fail to perform as expected, (iv) experience a decline and/or increased volatility in the market price of its stock, (v) have insufficient cash to engage in or fund expansion activities, dividends, or share repurchase programs, or (vi) increase costs at the corporate or restaurant-level, which may result in increased restaurant-level pricing, which, in turn, may result in decreased guest demand for our products resulting in lower sales, revenue, and earnings. Additional risks and uncertainties not currently known to us or that we currently believe to be immaterial may also materially adversely affect our business, financial condition, and/or operating results. We assume no obligation to update or alter any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Forward-looking statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, assumptions about: (i) prospects and execution risks concerning our growth strategy; (ii) the absence of an adverse event or condition that damages our strong brand position and reputation; (iii) the absence of a material increase in competition or in volume or type of competitive activity within the quick service restaurant segment of the food service industry; (iv) cost and availability of commodities; (v) the absence of an adverse event or condition that disrupts our distribution operations or impacts our supply chain; (vi) continuing positive working relationships with the majority of the Company’s restaurant owners; (vii) the absence of any material adverse effects arising as a result of litigation; (viii) there being no significant change in the Company’s ability to comply with current or future regulatory requirements; (ix) the ability to retain our senior management team or the inability to attract and retain new qualified personnel; (x) the Company’s ability to maintain investment grade credit ratings; (xi) the Company’s ability to obtain financing on favorable terms; and (xii) general worldwide economic conditions. We are presenting this information for the purpose of informing you of management’s current expectations regarding these matters, and this information may not be appropriate for any other purposes.

Factors Affecting Growth and Other Important Strategic Initiatives. The Company’s growth strategy and other strategic initiatives may not be successful and may expose the Company to certain risks, including the following:

•
    There can be no assurance that the Company will be able to achieve new restaurant or same-store sales growth objectives, that new restaurants will be profitable or that strategic initiatives will be successfully implemented. Early in the development of new markets, the opening of new restaurants may negatively impact the same-store sales growth and profitability of existing restaurants in the market. When the Company enters new markets, it may be necessary to extend or provide relief and support programs for restaurant owners which could increase costs and thus decrease net income.

•
The Company may enter markets where its brand is not well known and where it has little or no operating experience. New markets may have different competitive conditions, consumer tastes or discretionary spending patterns than existing markets and/or higher construction, occupancy, and operating costs for restaurants. As a result, new restaurants in those markets may have lower average restaurant sales than restaurants in existing markets and may take longer than expected to reach target sales and profit levels or may never do so, thereby affecting overall financial condition and/or financial results. The Company will need to build brand awareness in those markets it enters through advertising and promotional activity which may not be as effective as intended.

•
The Company may rationalize and close underperforming restaurants in order to improve overall profitability. Such closures may be accompanied by impairment charges, closure costs, and/or valuation allowances that may have a negative impact on earnings.

•
The success of any restaurant depends in substantial part on its location. There can be no assurance that current locations will continue to be attractive as demographic patterns or economic conditions change. If the Company cannot obtain desirable locations for restaurants at reasonable prices, then the Company’s ability to affect its growth strategy will be adversely affected.

•	The Company has vertically integrated manufacturing, warehouse and distribution capabilities which may, at times, result in delays or difficulties.

•
The Company intends to evaluate potential mergers, acquisitions, joint-venture investments, alliances, vertical integration opportunities and divestitures, which are subject to many of the same risks that also affect new store development as well as various other risks. There can be no assurance that the Company will be able to complete desirable transactions.

•
The Company may continue to pursue strategic alliances (including co-branding) with third parties but there can be no assurance that new strategic partners can be found, that current strategic alliances can be maintained or that significant value will be recognized through such strategic alliances. Furthermore, such relationships as well as the expansion of the Company’s current business through other similar initiatives may expose it to additional risks that may adversely affect the Company’s brand and business.

•
The Company’s financial outlook and long-range targets are based on the successful implementation, execution and guest acceptance of the Company’s strategic plans and initiatives. Accordingly, the failure of any of these criteria could cause the Company to fall short of achieving its financial objectives and long-range aspirational goals.

The Importance of Canadian Segment Performance and Brand Reputation. The Company’s success is largely dependent upon its ability to maintain and enhance the value of its brand, guests’ connection to and perception of the brand, and a positive relationship with restaurant owners. Brand value can be severely damaged even by isolated incidents, particularly if the incidents receive considerable negative publicity or result in litigation. Some of these incidents may arise from events that are beyond the Company’s control and may damage the brand, such as: actions taken (or not taken) by one or more restaurant owners or their employees relating to health, safety, quality assurance, environmental, welfare, labor matters, public policy or social issues, or otherwise; litigation and claims; failure of, or security breaches or other fraudulent activities associated with, the Company’s networks and systems; illegal activity targeted at the Company; negative incidents occurring at or affecting business partners, suppliers, affiliates, or corporate social responsibility programs of the Company; the quality of products from vertically integrated manufacturing facilities or the Company’s other suppliers; negative comments about us or improper disclosure of proprietary or personal information on social media; and negative publicity, whether true or not.

The Tim Hortons brand is synonymous with the delivery of quality food products at value prices. If the Company is unable to maintain in Canada, or unable to maintain and/or achieve in other markets, an appropriate price-to-value relationship for its products in the minds of guests, its ability to increase or maintain same-store sales may be affected. The ability of the Company to maintain or achieve the appropriate price-to-value relationship also may be affected by discounting or other promotional activity of competitors, which can be very aggressive. Furthermore, the Company’s financial performance is highly dependent on its Canadian business unit and any substantial or sustained decline in its Canadian business would materially and adversely affect the overall financial performance of the Company.
Competition. The quick service restaurant segment of the food service industry is intensely competitive. The Company competes with international, regional, and local organizations primarily through the quality, variety, and value perception of food and beverage products offered. Other key competitive factors include: the number and location of restaurants; quality and speed of service; attractiveness of facilities; effectiveness and magnitude of advertising, marketing, promotional, and operational programs; price; changing demographic patterns and trends; changing consumer preferences and spending patterns, including weaker consumer spending in difficult economic times, or a desire for a more diversified menu; changing health or dietary preferences and/or perceptions; and, new product development. If the Company is unable to maintain its competitive position there could be a lower demand for products, downward pressure on prices, reduced margins, an inability to take advantage of new business opportunities, a loss of market share, and an inability to attract qualified restaurant owners in the future.

Innovation. The success of the Company’s same-store sales growth strategy is dependent partly on its ability to extend product offerings, introduce innovative new products, adapt to consumer trends and desires, achieve the hospitality and speed of service standards expected by guests and provide a distinctive and overall quality guest experience. The Company’s ability to develop commercially successful new products will depend on its ability to gather sufficient data and effectively gauge the direction of trends and identify, develop, manufacture, market and sell new or improved products in response to such trends. The speed of service and capacity in Tim Hortons restaurants may be impacted by new product offerings which could have an adverse effect on financial conditions or results of operations.

Commodities. The Company is exposed to price volatility in connection with certain key commodities that it purchases in the ordinary course of business such as coffee, wheat, edible oils and sugar, which can impact revenues, costs and margins. Although the Company monitors its exposure to commodity prices and its forward hedging program partially mitigates the negative impact of any cost increases, price volatility for commodities it purchases has increased due to conditions beyond its control, including economic and political conditions, currency fluctuations, availability of supply, weather conditions, pest damage and changing consumer demand and consumption patterns. Increases and decreases in commodity costs are largely passed through to restaurant owners and the Company and its restaurant owners have some ability to increase product pricing to offset a rise in commodity prices, subject to restaurant owner and guest acceptance. The Company may choose not to pass along all commodity cost increases to its restaurant owners which could have a significant effect on the business and results of operations of the Company. Price fluctuations may also impact margins as many of these commodities are typically priced based on a fixed-dollar mark-up. Although the Company generally secures commitments for most of its key commodities that generally extend over a six-month period, these may be at higher prices than its previous commitments. If the supply or quality of commodities, including coffee, fails to meet demand or quality standards, the Company’s restaurant owners may experience reduced sales which would reduce rents and royalty income as well as distribution income of the Company. Such a reduction in the Company’s income may adversely impact the Company’s business and financial results.

Food Safety and Health Concerns. Incidents or reports, whether true or not, of: unclean water; food-borne illness; food tampering, food contamination, product recall, hygiene and cleanliness failures or impropriety at Tim Hortons, or other quick service restaurants unrelated to Tim Hortons, or potential health impacts of consuming certain of the Company’s products, including its core products, could result in negative publicity, damage to the Company’s brand value and, potentially, product liability or other claims. Any decrease in guest traffic or temporary closure of any of the Company’s restaurants as a result of such incidents or negative publicity may have a material adverse effect on the business, results of operations and financial condition of the Company.

Distribution Operations and Supply Chain. The Company’s distribution operations and supply chain may be impacted by various factors, some of which are beyond its control, that could injure its brand and negatively affect results of operations and/or increase costs, including: increased transportation, shipping, food and other supply costs; inclement weather or extreme weather events; risks of having a single source of supply for certain food and beverage products; shortages or interruptions in the availability or supply of high-quality coffee beans, perishable food products and/or their ingredients; variations in the quality of the Company’s food and beverage products and/or their ingredients; potential cost and disruption of a product recall; potential negative impacts on the Company’s relationship with restaurant owners associated with an increase of required purchases, or prices, of products purchased from its distribution business; and political, physical, environmental, labor, or technological disruptions in manufacturing and/or warehousing plants, facilities, or equipment.

Importance of Restaurant Owners. A substantial portion of the Company’s earnings come from royalties and other amounts paid by restaurant owners, who operate substantially all of the Tim Hortons restaurants. Accordingly, the Company’s financial results are, to a large extent, dependent upon the operational and financial success of Tim Hortons restaurant owners. There can be no assurance that the Company will be able to maintain positive relationships with existing restaurant owners or attract sufficient numbers of qualified restaurant owners, either of which could materially and adversely affect its business and operating results. Furthermore, success of the Company’s same-store sales growth strategy and brand reputation is dependent on, among other things, achievement of hospitality, operational standards, and a positive overall guest experience. There can be no assurance that the Company and restaurant team members will be able to continue to attract, retain and motivate sufficient numbers of qualified restaurant employees who will be able and willing to achieve the hospitality and operational restaurant-level standards of the Company. Restaurant owners are independent contractors and some restaurant owners may not successfully operate restaurants in a manner consistent with the Company’s standards and requirements or comply with federal, provincial or state labor laws (including minimum wage requirements, overtime, working and safety conditions, employment eligibility and temporary foreign worker requirements). Furthermore, some restaurant owners may not be able to hire, train and retain qualified managers and other restaurant personnel. Any operational shortcoming of a franchised restaurant is likely to be attributed by guests to the Company, thus damaging its brand reputation and potentially affecting revenues and profitability. Competitors that have a significantly higher percentage of company-operated restaurants than Tim Hortons may have greater control over their respective restaurant systems and have greater flexibility to implement operational initiatives and business strategies. Since the Company receive revenues in the form of rents, royalties, and franchise fees from restaurant owners, its revenues and profits would decline and its brand reputation could also be harmed if a significant number of restaurant owners were to: experience operational failures, including health, safety and quality assurance issues; experience financial difficulty; be unwilling or unable to pay for food and supplies, or for royalties, rent or other fees; fail to enter into renewals of franchise, operating or license agreements; or experience labor shortages, including due to changes in employment eligibility requirements, the cessation or limitation of access to federal or provincial labor programs, including the temporary foreign worker program, or significant increases in labor or other costs of running their businesses.

Litigation. From time to time, the Company is subject to claims incidental to its business, such as “slip and fall” accidents at franchised or Company-operated restaurants, claims and disputes in connection with site development and restaurant construction as well as employment claims. In addition, class action lawsuits have been filed in the past, and may continue to be filed, against quick service restaurants alleging that quick service restaurants have failed to disclose the health risks associated with their products or that certain food products contribute to obesity. The Company may also be subject to claims from employees, guests, and others relating to health and safety risks and conditions of Tim Hortons restaurants associated with design, operation, construction, site location and development, indoor or airborne contaminants and/or certain equipment utilized in operations. In addition, the Company may face claims from: (a) employees relating to employment or labor matters, including, potentially, class action suits regarding wages, discrimination, unfair or unequal treatment, harassment, wrongful termination, or overtime compensation; (b) restaurant owners and/or operators regarding their profitability, wrongful termination of their franchise or operating (license) agreement, as the case may be, or other restaurant-owner relationship matters; (c) taxation authorities regarding tax disputes or tax positions taken by the Company; and/or (d) business partners, stakeholders or other third parties relating to intellectual property infringement claims. In certain agreements, the Company may agree to indemnify its business partners against any losses or costs incurred in connection with claims by a third party alleging that the Company’s services infringe the intellectual property rights of the third party. Companies have increasingly become subject to infringement threats from non-practicing organizations (sometimes referred to as “patent trolls”) filing lawsuits for patent infringement. The Company, or its partners, may become subject to claims for infringement and it may be required to indemnify or defend its business partners from such claims. All of these types of matters have the potential to unduly distract management’s attention and increase costs, including costs associated with defending such claims. The Company’s current exposure with respect to pending legal matters could change if determinations by judges and other finders of fact are not in accordance with management’s evaluation of such claims. Should management’s evaluations prove incorrect and such claims are successful, the Company’s exposure could exceed expectations and have a material adverse effect on its business, financial condition and results of operations. Although some losses may be covered by insurance, if there are significant losses that are not covered, or there is a delay in receiving insurance proceeds, or the proceeds are insufficient to offset our losses fully, our consolidated financial condition or results of operations may be adversely affected.

Tax Authorities. A taxation authority may disagree with certain views of the Company, including, for example, the allocation of profits by tax jurisdiction, the deductibility of interest expenses, or the tax aspects of reorganizations, initiatives or transactions that the Company has undertaken and such tax authority may take the position that material income tax liabilities, interests, penalties, or other amounts are payable by the Company. The Company expects it would contest such an assessment, but this may be lengthy and costly and, if unsuccessful, the implications could be materially adverse to the Company and affect its effective tax rate or operating income. Under the Company’s current corporate structure, an increase in debt levels beyond the current target of $900.0 million could result in further increases in the effective tax rate resulting from incurring additional interest expense for which it may not receive a tax benefit, and/or increases in income or withholding taxes on distributions from the Canadian operating company to its parent corporation. Addressing constraints in the Company’s corporate structure is an important consideration to maintaining its effective tax rate over the longer term, although there can be no assurance that the Company will be able to address these constraints in a timely or tax efficient manner. The Company’s inability to address these constraints in a timely or efficient manner could negatively affect its projected results, future operations, and financial condition.

Regulation. The Company is subject to various laws and regulations, including laws and regulations relating to: zoning, land use (including the development and/or operation of drive-thru windows), transportation and traffic; health, food, sanitation and safety; taxes; privacy laws, including the collection, retention, sharing and security of data; immigration, employment and labor laws (such as the U.S. Fair Labor Standards Act and similar Canadian legislation), including some increases in minimum wage requirements that were implemented in certain provinces in Canada and states in the U.S. in 2013 and other increases in such jurisdictions that may occur in the future, that have increased, or will increase, the Company’s and restaurant owners’ labor costs in those provinces and states; preventing discrimination and harassment in the workplace and providing certain civil rights to individuals with disabilities; laws affecting the design of facilities and accessibility (such as the Americans with Disabilities Act of 1990 and similar Canadian legislation); taxes; environmental matters; product safety; nutritional disclosure and regulations regarding nutritional content, including menu labeling and TFA content; advertising and marketing; record keeping and document retention procedures; new and/or additional franchise legislation; and anti-corruption laws. The Company is also subject to applicable accounting and reporting requirements and regulations, including those imposed by Canadian and U.S. securities regulatory authorities, the NYSE and the TSX. The complexity of the regulatory environment in which the Company operates and the related costs of compliance are increasing. Changes in such laws and regulations and/or failure to comply with existing or future laws and regulations could adversely affect the Company and expose it to litigation or sanction, damage its brand reputation and/or lower profits. Compliance with these laws and regulations and planning initiatives undertaken in connection with such laws and regulations could increase the Company’s cost of doing business; reduce operational efficiencies; and, damage its reputation.

Increases in costs could impact profitability of the Company and restaurant owners. Failure to comply with such laws or regulations on a timely basis may lead to civil and criminal liability, cancellation of licenses, fines, and other corrective action, any of which could adversely affect the business and future financial results of the Company and have an adverse impact on its brand.
Senior Management Team. The Company’s success will continue to depend to a significant extent on its executive management team and the ability of other key management personnel to replace executives who retire or resign. The Company may not be able to retain its executive officers and key personnel or attract additional qualified management personnel to replace executives who retire or resign. Failure to retain the leadership team of the Company and attract and retain other important personnel could lead to ineffective management and operations, which could decrease profitability. Effective July 2, 2013, the board of directors of the Company appointed Mr. Marc Caira to the position of President and Chief Executive Officer. With the change in leadership, there is a risk to retention of other members of senior management, even with the existing retention program in place.
Reliance on Systems. If the network and information systems and other technology systems that are integral to retail operations at system restaurants and at the Company’s manufacturing and distribution facilities, and at its office locations are damaged or interrupted from power outages, computer and telecommunications failures, computer worms, viruses, phishing and other destructive or disruptive software, security breaches, catastrophic events and improper or personal usage by employees, such an event could have an adverse impact on the Company and its guests, restaurant owners and employees, including a disruption of its operations, guest dissatisfaction or a loss of guests or revenues. The Company relies on third-party vendors to retain data, process transactions and provide certain services. In the event of failure in such third-party vendors’ systems and processes, the Company could experience business interruptions or privacy and/or security breaches surrounding its data. The Company continues to enhance its integrated enterprise resource planning system. The introduction of new modules for inventory replenishment, sustainability, and business reporting and analysis will be implemented. There may be risks associated with adjusting to and supporting the new modules which may impact the Company’s relations with its restaurant owners, vendors and suppliers and the conduct of its business generally. If the Company fails to comply with new and/or increasingly demanding laws and regulations regarding the protection of guest, supplier, vendor, restaurant owner, employee and/or business data, or if the Company (or a third-party with which it has entered into a strategic alliance) experiences a significant breach of guest, supplier, vendor, restaurant owner, employee or Company data, the Company’s reputation could be damaged and result in lost sales, fines, lawsuits and diversion of management attention. The use of electronic payment systems and the Company’s reloadable cash card makes it more susceptible to a risk of loss in connection with these issues, particularly with respect to an external security breach of guest information that the Company, or third parties under arrangement(s) with it, control.

Other Significant Risk Factors. The following factors could also cause the Company’s actual results to differ from its expectations: (i) fluctuations in the U.S. and Canadian dollar exchange rates; (ii) an inability to adequately protect the Company’s intellectual property and trade secrets from infringement actions or unauthorized use by others; (iii) potential liabilities and losses associated with owning and leasing significant amounts of real estate; (iv) changes in its debt levels and a downgrade of its credit ratings; (v) challenging economic conditions; (vi) uncertain international expansion; (vii) catastrophic events; and (viii) certain anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date and time made. Except as required by federal or provincial securities laws, the Company undertakes no obligation to publicly release any revisions to forward-looking statements, or to update them to reflect events or circumstances occurring after the date forward-looking statements are made, or to reflect the occurrence of unanticipated events.